REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into as of February 17, 1999 by and among The FINOVA Group Inc., a Delaware corporation ("FINOVA" or the "Company") and the undersigned shareholder (each a "Holder" and collectively, the "Holders") of Preferred Business Credit, Inc. ("PBC") common stock.

         WHEREAS, the Holders will acquire shares of FINOVA common stock in connection with the acquisition by way of merger (the "Acquisition") of PBC into FINOVA, pursuant to the terms of a Merger Agreement, dated as of the date of this agreement (the "Acquisition Agreement"); and

         WHEREAS, pursuant to the terms of the Acquisition Agreement, the Company has agreed to grant to the Holders the registration rights provided for herein, in which FINOVA will register their FINOVA shares with the SEC, among other obligations.

         NOW, THEREFORE, in consideration of the above recitals, the mutual covenants and agreements set forth in the Acquisition Agreement and this agreement, the parties agree as follows:

         1.  CERTAIN   DEFINITIONS.   Capitalized   terms  used  herein  without
definition have the meaning given to them in the Acquisition Agreement. As used in this Agreement, the following capitalized terms mean:

               "FORM S-3" means the Form S-3 authorized for use by the SEC to register securities issued by publicly traded companies and any successor form.

               "PERSON" shall mean an individual or a corporation, partnership, limited liability company, association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "PROSPECTUS"  shall  mean  any  prospectus  included  in a  Shelf
Registration Statement, or a registration statement with respect to an underwritten offering in which the Holders participate, including any resale prospectus and any preliminary prospectus, and any amendment or supplement thereto, and in each case including all material incorporated by reference therein.

               "REGISTRATION EXPENSES" shall mean any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all applicable registration and filing fees imposed by the SEC and such securities exchange or exchanges on which Shares are then listed or The Nasdaq Stock Market ("Nasdaq") (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the Company in connection with qualification of any of the Shares under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD; (iii) all expenses of printing and distributing the Shelf Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Shares on any securities exchange or exchanges pursuant to Section 3(i) hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses relating to any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, counsel and other fees of Holders and transfer taxes, if any, relating to the sale or disposition of Shares by the Holders.

               "SHARES" shall mean the shares of FINOVA common stock issued to the Holders pursuant to the Acquisition Agreement and any equity securities issued or issuable directly or indirectly with respect to the Shares issued to the Holders by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

               "SHELF  REGISTRATION  STATEMENT"  has the  meaning  set  forth in
Section 2(a).

               "SUSPENSION  EVENT"  shall  have the  meaning  ascribed  to it in
Section 6(b).

         Other terms are defined elsewhere in this Agreement.

         2. REGISTRATION UNDER THE SECURITIES ACT.

           (a) Subject to Sections 2(b) and 6 below, the Company shall file a registration statement on Form S-3 or an amendment to an existing registration statement on Form S-3, either of which may be on a comparable or successor form and which may include shares of FINOVA common stock for resale by the Company or other Company stockholders (the "Shelf Registration Statement"), registering the Shares for resale by the Holders under the Securities Act of 1933 (the "Securities Act"). FINOVA shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter, but in any event no later than 90 days following the closing of the Acquisition, except as provided in Sections 2(b) or 6 below.

           (b) Notwithstanding the foregoing, if there is a Suspension Event occurring at the time of issuance of the FINOVA Shares, FINOVA's obligation to file a Registration Statement and to seek its effectiveness shall be suspended during that Suspension Event. FINOVA shall give notice to the Holders of the Suspension Event. As soon as practicable thereafter the Company shall use its commercially reasonable efforts to cause that registration statement to be declared effective by the SEC as soon as practicable thereafter, but in any event no later than 90 days following termination of the last applicable Suspension Event.

           (c) The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective (and to include a Prospectus at all times meeting the requirements of the Securities Act) for a period of one year from the original issuance of the Shares covered thereby (such period is referred to as the "Shelf Period"), except as provided in Sections 2(b) and 6.

           (d) The Company shall pay all Registration Expenses in connection with a registration pursuant to this Agreement.

        3. REGISTRATION PROCEDURES. In connection with the obligations of the Company under Section 2 hereof, but subject to Sections 2(b) and 6 below, in the event that the Company files any Shelf Registration Statement, it shall:

           (a) prepare and file with the SEC, within the time period set forth in Section 2 hereof, and use its commercially reasonable efforts to have declared effective by the SEC, the Shelf Registration Statement, which shall (i) be available for public resale of the Shares by the Holders and (ii) comply as to form in all material respects with the requirements of the applicable form;

           (b) furnish to a representative of the Holders (the "Representative") the Shelf Registration Statement no later than two days following its filing with the SEC;

           (c) (i) use its commercially reasonable efforts to prepare and file with the SEC such amendments to the Shelf Registration Statement as may be necessary to keep it effective for the applicable periods; (ii) cause any Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Shelf Registration Statement or any amendments thereto;

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           (d)  furnish  to  the  Holders,  upon  request  and  without  charge, reasonable quantities of any Prospectus and any amendment or supplement thereto as the Holders request to facilitate the public sale or other disposition of the Shares;

           (e) use its commercially reasonable efforts to register or qualify the Shares under all applicable state securities or blue sky laws of such jurisdictions in the United States as the Holders may reasonably request in writing and keep such registration or qualification effective during the period the Shelf Registration Statement is required to be kept effective; PROVIDED, HOWEVER, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(e), (ii) subject itself to taxation in any jurisdiction with respect to that registration or qualification, or (iii) file a general consent to service of process in any jurisdiction;

           (f) notify the Holders promptly and, if requested by the Holders, confirm in writing, (i) when the Shelf Registration Statement and any post-effective amendments have become effective, (ii) when any amendment or supplement to a Prospectus has been filed with the SEC, except for an amendment through incorporation by reference of subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the periods the Shelf Registration Statement is effective as a result of which (A) the Shelf Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) a Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (g) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement by the SEC or any state securities authority as promptly as possible;

           (h) furnish to the Holders upon request, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendments (without documents incorporated therein by reference or exhibits thereto, unless requested);

           (i) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Shares to be sold and not bearing any Securities Act legend and enable certificates for Shares to be issued and registered in names and numbers as the Holders may reasonably request;

           (j) use its commercially reasonable efforts to cause all Shares to be listed on any securities exchange on which the Shares are then listed, or included on Nasdaq if the Shares are then so included; and

           (k) use its commercially reasonable efforts to make available adequate current public information about the Company as contemplated by Rule 144(c) promulgated under the Securities Act.

        4. CERTAIN AGREEMENTS OF THE HOLDERS.

           (a) Each of the Holders agrees to furnish to the Company in writing information regarding the Holders, as applicable, and their proposed distribution of Shares as the Company may from time to time reasonably request in connection with the preparation of the Shelf Registration Statement or the

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registration or  qualification  of the Shares under state securities or blue sky laws, and if requested by the Company, report to the Company within ten (10) days after the end of each month all sales or other dispositions of Shares made by them during that month.

           (b) To the extent timely notified in writing by the Company or the managing underwriters and to the extent the directors and executive officers of the Company are bound by similar provisions, each of the Holders agrees, if requested by the Company in the case of a Company initiated non-underwritten offering or if requested by the managing underwriter or underwriters in an underwritten offering initiated by the Company or by a shareholder of the Company pursuant to demand registration rights, not to effect any public sale or distribution of any Shares (including a sale pursuant to Rule 144 under the Securities Act) during the ten (10) day period prior to, and during the one hundred twenty (120) day period beginning on, the date of effectiveness of each Company initiated offering made pursuant to a registration statement, provided that the Holders shall be entitled to participate in an underwritten offering pro rata with all other holders of shares of Common Stock to be included in any such registration, if, in the reasonable opinion of the managing underwriter of any such underwritten registration such shares may be included in such registration without having an adverse effect on the marketability or the price of any shares of the FINOVA Common Stock proposed to be offered in such underwritten registration and each of the Holders, as applicable, agrees to enter into an underwriting agreement with such underwriters containing such representations and warranties by the Holders, as applicable, and such terms and provisions, including without limitation, provisions with respect to indemnification and contribution, as are customarily contained in underwriting agreements and deliver customary opinions of counsel and closing certificates.

           (c) Holders agree that they will comply with applicable requirements of SEC Rule 145, which may include restrictions on when and how they may sell or otherwise dispose of their Shares, to the extent a Holder is subject to that rule.

        5. INDEMNIFICATION; CONTRIBUTION.

           (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Holders as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which the Holders may become subject under the Securities Act, other federal or state laws or otherwise (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendments, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made not misleading, (B) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement, or the omission or alleged omission to state therein a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading or (C) that arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, which violation or alleged violation arises out of the Shelf Registration Statement or Prospectuses;


               (ii) against any loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement, any omission or alleged omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and


               (iii) subject to the limitations set forth in Section 5(c), against any expense (including reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body,

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
commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement, omission or alleged omission that relates to the sale by the Holders under a Shelf Registration Statement, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that the indemnity provided pursuant to this Section 5(a)(i),
(ii) and (iii) shall not apply to the Holders with respect to any loss, liability, claim, damage or expense that arises out of or is based upon (1) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by the Holders for use in the Shelf Registration Statement or any amendment or a Prospectus or any amendment or supplement thereto, or (2) trades made by the Holders in violation of Section 6 below.

           (b) INDEMNIFICATION BY THE HOLDERS. The Holders, jointly and severally, agree to indemnify and hold harmless the Company and its directors and officers, including each director of the Company and each officer of the Company who signed the Shelf Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any amendment or a Prospectus or any amendment or supplement in reliance upon and in conformity with information prepared and furnished to the Company by the Holder for use therein or (ii) trades made by the Holder in violation of Section 6(a) below.

           (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Each indemnified party shall give reasonably prompt written notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability that it may have under the indemnity agreement provided in Section 5(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) and
(b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party or parties, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that, if the defendants in any such action or proceeding include both an indemnified party and an indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying parties, then the indemnified parties shall be entitled to counsel (which shall be limited to a single law firm, selected by Holder if the Company is the indemnifying party, for all indemnified parties) the reasonable fees and expenses of which shall be paid by the indemnifying parties. If none of the indemnifying parties assumes the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying parties will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm for all indemnified parties) for the indemnified parties. In that event, however, no indemnifying party will be liable for any settlement effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. If one or more of the indemnifying parties assumes the defense of any action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with that action or proceeding except as set forth in the proviso in the second sentence of this Section 5(f).

        6. SUSPENSION OF SHELF REGISTRATION REQUIREMENT.

           (a) Each Holder agrees that he, she or it will not effect any sales of Shares pursuant to any Shelf Registration Statement after he or it has received notice from the Company to suspend sales as a result of the occurrence

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or  existence of any  Suspension  Event (as defined in Section 6(b) below) until such time as the Company provides notice to the Holder that all Suspension Events have ceased to exist. All such information relating to a Suspension Event obtained by Holders shall be kept confidential by the Holders and shall not be used by the Holders for any other purpose. The Company shall notify the Holders promptly after any Suspension Event occurs or ceases to exist to the extent he or it continues to hold Shares and with respect to the cessation of a Suspension Event, to the extent he or it has been provided notice of a Suspension Event. In addition, each Holder agrees that he or it will not effect any sales of Shares pursuant to the Shelf Registration Statement after he or it has received notice from the Company to suspend sales because the Shelf Registration Statement, any Prospectus or any supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, until the Company notifies that Holder that the misstatement or omission has been corrected.

           (b) Notwithstanding anything to the contrary set forth in this Agreement, the Holders' rights to sell Shares under a Shelf Registration Statement and the Company's obligation to (i) file the Shelf Registration Statement (ii) make any filings with any state securities authority, (iii) use its commercially reasonable efforts to cause the Shelf Registration Statement or any state securities filings to become effective, or (iv) amend or supplement the Shelf Registration Statement or any state securities filings, shall be temporarily suspended in the event of and during any Suspension Event. A "Suspension Event" shall exist at such times (A) that the Company is not eligible to use Form S-3 for the registration contemplated by Section 2(a) hereof, (B) as circumstances exist that the Company determines make it impractical or inadvisable for the Company to file, amend or supplement a Shelf Registration Statement or such filings or to cause the Shelf Registration Statement or such filings to become or remain effective (such circumstances to include, without limitation, (Y) the Company conducting an underwritten primary offering and being advised by the underwriters that sale of Shares under the Shelf Registration Statement would have a material adverse effect on the Company's offering or (Z) pending negotiations relating to, or consummation of, a transaction material to the Company or the occurrence of some other event (p) where any of the foregoing would require disclosure under applicable securities laws of material information in the Shelf Registration Statement (or any other document incorporated into a Shelf Registration Statement by reference) or such state securities filings and (q) as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements), or (C) as the Company may be engaged in a share repurchase program and that program requires the Holders to refrain from selling shares during that program, in the Company's opinion. Suspension of the Company's obligations pursuant to this Section 6(b) shall continue as long as a Suspension Event or its effect is continuing, in the Company's reasonable discretion. The Company has no duty to avoid the creation of any Suspension Event, which may run in succession.

        7. MISCELLANEOUS.

           (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holders to be directly effected by that change.

           (b) NOTICES. Unless otherwise provided, all notices or other communications required or permitted to be given to the parties hereto shall be in writing and shall be deemed to have been given if personally delivered, including personal delivery by facsimile, provided that the sender receives telephonic or electronic confirmation that the facsimile was received by the recipient and that such facsimile is followed the same day by mailing by certified or registered mail, return receipt requested, first class postage prepaid (a "Mailing"), upon receipt of courier delivery or the third day following a Mailing, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section 7(b):

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           (i) If to the Company:

               The FINOVA Group Inc.
               P.O. Box 2209, #1159
               Phoenix, Arizona 85002-2209
               Attention:  General Counsel
               Facsimile:  (602) 207-4099

          (ii) If to the Holders, to the addresses for them set forth in the attached schedule to this agreement;

or to such other address as any party may have furnished in writing to the other parties in the manner provided above. Unless otherwise advised in writing by the Holders, the Representative shall be Mr. Farhad Motia. Holders shall not have more than one Representative without consent of the Company.

           (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of the Company. This Agreement shall not be assignable by the Holders without the prior written consent of the Company, which consent may be withheld at the Company's sole discretion. Any approved assignee of the Holders' Shares shall be required to agree to be bound by the terms of this Agreement and shall be entitled to participate in the Shelf Registration Statement only as of such time after the assignment that the Company is otherwise amending the Shelf Registration Statement and such amended Shelf Registration Statement becomes effective. A purchaser of Shares shall not be deemed to be a successor or permitted assign for purposes of this Agreement.

           (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any party may execute this Agreement by facsimile signature, and shall provide promptly to all other parties an originally executed Agreement.

           (e) HEADINGS AND INTERPRETATION. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In construing the meaning of this Agreement, no party hereto shall be deemed the drafter of this Agreement and this Agreement shall be construed according to its fair meaning and not strictly against any person as the drafter hereof.

           (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to the conflicts of law provisions thereof.

           (g) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior oral and written agreements and understandings and all contemporaneous written agreements and understandings between the parties with respect to such subject matter.

           (h) ATTORNEYS' FEES. In the event of any suit or other proceeding to construe or enforce any provision of this Agreement, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys', accountants' and experts' fees, costs and disbursements (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties to such suit or proceeding.

           (i) DEFAULT. If, because of the Company's breach or default, the registration of the Shares is not completed pursuant to the provisions hereof, the Holders shall not be entitled to receive consequential or punitive damages arising out of such breach or default.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                   The FINOVA Group Inc.

                                   By: /s/ Glenn E Gray
                                   Vice President

                                   MOTIA Family TRUST

                                   By: /s/ Farhad Motia
                                   Farhad Motia, Trustee

                                   By: /s/ Martha S. Motia
                                   Martha S. Motia, Trustee

                                   /s/ Frederick Bae
                                   Frederick Bae

                                   /s/ Ruth Ann Bae
                                   Ruth Ann Bae

                                   /s/William Kuhns
                                   William Kuhns

                                   /s/ Michael Murphy
                                   Michael Murphy

                                   /s/ Aracieli Murphy
                                   Aracieli Murphy

                                   /s/ Faramarz Motia
                                   Faramarz Motia

                                   /s/ Cydney Cotter
                                   Cydney Cotter

                                       8